UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 28, 2011

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

As previously reported in a current report on Form 8-K filed on March 16, 2011, on March 15, 2011, Javo Beverage Company (the “Company”) filed an amended plan of reorganization (the “Amended Plan”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On April 28, 2011, the Bankruptcy Court for the District of Delaware entered an order confirming the Amended Plan under appropriate sections of the Bankruptcy Code.  The effective date of the Amended Plan is anticipated to be on or about May 13, 2011 (the “Effective Date”).  In accordance with the Amended Plan, no value or distributions will be provided to the Company’s existing holders of preferred stock, common stock, warrants or any other form of equity interests, or claims arising from or related to the foregoing equity interests, on account of such interests.  On the Effective Date, without any further action, all common stock, preferred stock, warrants, and any other form of equity interest will be automatically cancelled and extinguished.  Also on the Effective Date, the reorganized company will be a “private” company and will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

A copy of the Confirmation Order is filed herewith as Exhibit 2.1. Further details may be accessed at the Company’s restructuring website, www.kccllc.net/JavoBevCo.  No portion of this website is incorporated herein.

ITEM 9.01	Financial Statements and Exhibits

Number	Description

2.1	Confirmation Order, as entered on April 28, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVO BEVERAGE COMPANY, INC.

Date:	April 28, 2011	By:	/s/ Richard A. Gartrell
		Name:	Richard A. Gartrell
		Title:	Chief Financial Officer